UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2014

BELDEN INC.

(Exact Name of registrant as specified in charter)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of principal executive offices, including zip code)

(314) 854-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into A Material Definitive Agreement

On December 9, 2014, Belden Inc., a Delaware corporation (“Belden”), and Tahoe MergerSub, Inc., a Delaware corporation and wholly-owned subsidiary of Belden (“MergerSub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VIA Holdings I, Inc., a Delaware corporation (the “Company”), and Thoma Bravo, LLC, a Delaware limited liability company, solely in its capacity as representative for the Company’s Stockholders, whereby MergerSub will be merged with and into the Company, with the Company being the surviving entity.

The Merger Agreement and the transactions contemplated thereby have been approved by the board of directors of each of Belden, MergerSub and the Company. Shortly following the execution and delivery of the Merger Agreement, the Company delivered to Belden and MergerSub the irrevocable written consent (the “Written Consent”) of the holders of a majority of the issued and outstanding shares of capital stock entitled to vote thereon of the Company adopting and approving the Merger Agreement and the transactions contemplated thereby.

Pursuant to the terms set forth in the Merger Agreement, MergerSub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Belden (the “Merger”). The Merger will become effective once a certificate of merger is executed and filed with the Secretary of State of the State of Delaware or at such other time as Belden and the Company will agree and specify in the certificate of merger (the “Effective Time”).

At the Effective Time, all of the issued, outstanding and vested common shares of the Company, other than treasury shares or those held by stockholders who properly perfect their appraisal rights, and all of the outstanding, vested and exercisable employee options to acquire Class B Common Shares of the Company will be cancelled in exchange for the right to receive consideration as set forth in detail in the Merger Agreement and based on an enterprise value for the Company of $710,000,000, all in the form of cash, subject to certain adjustments.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Merger Sub and Belden.

Consummation of the Merger is subject to certain conditions to closing, including, among others, (i) the expiration or termination of the waiting period (and any extensions thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and certain other antitrust laws; (ii) the absence of any law, order or other action enjoining or otherwise prohibiting consummation of the Merger; (iii) the absence of a material adverse effect on either Belden or the Company; (iv) the accuracy of the representations and warranties of Belden and the Company and (v) the parties’ respective compliance with agreements and covenants contained in the Merger Agreement.

Belden is working towards completing the Merger and currently expects to consummate the Merger in the first calendar quarter of 2015. However, the date for the closing of the Merger has not yet been finalized.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement filed with this Current Report on Form 8-K.

ITEM 8.01	Other Events.

The press release announcing the signing of the Merger Agreement, dated as of December 9, 2014, is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger dated December 9, 2014 by and between Belden Inc., VIA Holdings I, Inc., Tahoe MergerSub, Inc. and Thoma Bravo, LLC, solely in its capacity as representative for the Company’s Stockholders.

Exhibit 99.1	Press Release dated December 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: December 12, 2014	By:	/s/ Kevin Bloomfield
	Name:	Kevin Bloomfield
	Title:	Senior Vice President, Secretary and
General Counsel